UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2016

MONSTER DIGITAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37797	27-3948465
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2655 Park Center Drive, Unit C Simi Valley, California 93065	93065
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (805) 955-4190

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth in Item 3.02 of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Closing of Private Placements

On November 21, 2016, Monster Digital, Inc. (“the Company”) sold 333,333 shares of its common stock in a private placement transaction to an accredited investor at a price of $1.50 per share in exchange for a total purchase price of $500,000, receiving net proceeds of $446,315 after underwriting fees and transaction expenses (the “$1.50 Shares”). This constituted the initial closing of said private placement; the Company is offering up to $2.5 million of its Common Stock at a per share purchase price of $1.50 (the $1.50 Private Placement”).

On November 28, 2016, the Company sold 151,515 shares of its common stock in a private placement transaction to its Chief Executive Officer at a per share price of $1.65 for a total purchase price of $250,000.

In connection with the aforementioned private placements, the Company entered into subscription agreements with each investor.

Registration Rights Agreement

In connection with the $1.50 Private Placement, the Company entered into a Registration Rights Agreement with the purchaser of the $1.50 Shares, pursuant to which the Company agreed to (i) file a registration statement (the “Resale Registration Statement”) with the Securities and Exchange Commission (the “SEC”) covering the resale of the $1.50 Shares and all other shares, if any, sold further to the $1.50 Private Placement, as soon as reasonably practicable, but in no event later than 60 days following the final closing date of the $1.50 Private Placement.

The foregoing summary of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement. A copy of the Registration Rights Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The shares of common stock were offered and sold in the aforementioned private placements to certain eligible investors pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). Such shares have not been registered under the Securities Act, or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration under or an applicable exemption from such registration requirements. This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to purchase, such shares in any jurisdiction in which such offer or solicitation would be unlawful.

Item 9.01 Financial Statements and Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONSTER DIGITAL, INC.

/s/ David Olert
Date: November 28, 2016	David Olert
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Registration Rights Agreement dated November 21, 2016 between Monster Digital, Inc. and the purchaser of the $1.50 Shares.